Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to reference to our firm and the incorporation by reference in this Registration Statement on Form S-8 of Verses AI Inc. of our report dated June 30, 2025, except for Note 25, as to which the date is July 14, 2025, relating to the consolidated financial statements of Verses AI Inc. and its subsidiaries (the “Company”) for the years ended March 31, 2025 and 2024 which appeared in Verses AI Inc.’s Annual Report on Form 10-K.

/s/ M&K CPA’s PLLC

The Woodlands, TX

August 29, 2025

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